EXHIBIT 99.1

CDK Global Announces Plan to Divest Digital Marketing Business

HOFFMAN ESTATES, Ill., June 27, 2019 (GLOBE NEWSWIRE) -- CDK Global, Inc. (Nasdaq:CDK) (the “Company”) today announced a plan to divest its Digital Marketing Business, comprising all of the assets of its Advertising North America business segment and certain assets of its Retail Solutions North America segment related to mobile advertising solutions and website services.

“Following a comprehensive strategic review we have made the decision to divest the Digital Marketing Business,” said Brian Krzanich, president and chief executive officer. “Exiting the Digital Marketing Business allows the management team to focus on the building momentum in the core auto software business and to accelerate growth in fiscal 2020. We believe the Digital Marketing Business is an attractive asset for someone who is better positioned to leverage the technology platform and management team that we have built.  During this transition period we remain committed to our CDK Digital Marketing customers, and will continue to support our comprehensive suite of Digital Marketing technologies and services.”

This decision was reached after a thorough evaluation of the CDK portfolio, and aligns with the Company’s strategy to focus on the core suite of SaaS software and technology solutions for the markets it serves through the Retail Solutions North America and CDK International segments.  Beginning with the fourth quarter, the Digital Marketing Business will be presented as discontinued operations.  The Company has engaged Allen & Company to identify potential buyers and evaluate proposals for the Digital Marketing Business.

Further details regarding this decision can be found in a Current Report on Form 8-K filed with the Securities and Exchange Commission on June 27, 2019. The fiscal fourth quarter and fiscal year ending June 30, 2019 earnings call will be held in early August, and will include updates regarding these matters, as well as guidance for fiscal 2020 and an update to the capital allocation strategy.

About CDK Global

With $2 billion in revenues, CDK Global (Nasdaq:CDK) is a leading global provider of integrated information technology solutions to the automotive retail and adjacent industries. Focused on enabling end-to-end automotive commerce, CDK Global provides solutions to dealers in more than 100 countries around the world, serving approximately 30,000 retail locations and most automotive manufacturers. CDK solutions automate and integrate all parts of the dealership and buying process, including the acquisition, sale, financing, insuring, parts supply, repair and maintenance of vehicles. Visit cdkglobal.com.

Safe Harbor for Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including: the Company’s planned divestiture of the Digital Marketing Business; the Company’s objectives for its Retail Solutions North America and CDK International segments; other plans; objectives; forecasts; goals; beliefs; business strategies; future events; business conditions; results of operations; financial position and business outlook and trends; and other information, may be forward-looking statements. Words such as "might," "will," "may," "could," "should," "estimates," "expects," "continues," "contemplates," "anticipates," "projects," "plans," "potential," "predicts," "intends," "believes," "forecasts," "future," "assumes," and variations of such words or similar expressions are intended to identify forward-looking statements. These statements are based on management's expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed, or implied by, these forward-looking statements.

Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: the Company’s success in obtaining, retaining and selling additional services to customers; the pricing of the Company’s products and services; overall market and economic conditions, including interest rate and foreign currency trends, and technology trends; adverse global economic conditions and credit markets and volatility in the countries in which we do business; auto sales and advertising and related industry changes; competitive conditions; changes in regulation; changes in technology, security breaches, interruptions, failures and other errors involving the Company’s systems; availability of skilled technical employees/labor/personnel; the impact of new acquisitions and divestitures; employment and wage levels; availability of capital for the payment of debt service obligations or dividends or the repurchase of shares; any changes to the Company’s credit ratings and the impact of such changes on financing costs, rates, terms, debt service obligations, access to capital market and working capital needs; the impact of the Company’s indebtedness, access to cash and financing, and ability to secure financing, or financing at attractive rates; the onset of or developments in litigation involving contract, intellectual property, competition, shareholder, and other matters, and governmental investigations; and the ability of the Company’s significant stockholders and their affiliates to significantly influence the Company’s decisions or cause it to incur significant costs.

There may be other factors that may cause the Company’s actual results, performance or achievements to differ materially from those expressed in, or implied by, the forward-looking statements.  The Company gives no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on its results of operations and financial condition. You should carefully read the factors described in the Company’s reports filed with the Securities and Exchange Commission ("SEC"), including those discussed under "Part I, Item 1A. Risk Factors" in its most recent Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q for a description of certain risks that could, among other things, cause the Company’s actual results to differ from any forward-looking statements contained herein. These filings can be found on the Company’s website at www.cdkglobal.com and the SEC's website at www.sec.gov.

All forward-looking statements speak only as of the date of this press release even if subsequently made available by the Company on its website or otherwise. The Company disclaims any obligation to update or revise any forward-looking statements that may be made to reflect new information or future events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

Investor Relations Contact:	Media Contact:
Katie Coleman 847.485.4650 katherine.coleman@cdk.com	Roxanne Pipitone 847.485.4423 roxanne.pipitone@cdk.com